Daniel C. Stewart, SBT #1920650097
Josiah M. Daniel, III, SBT #05358500
WINSTEAD SECHREST & MINICK P.C.
5400 Renaissance Tower, 1201 Elm Street
Dallas, Texas  75270
(214) 745-5400
ATTORNEYS FOR THE DEBTORS

Michael A. Rosenthal,  SBT #17281490
I. Richard Levy, SBT #12265020
GIBSON, DUNN & CRUTCHER
1717 Main Street, Suite 5400
Dallas, Texas 75201
(214) 698-3100
ATTORNEYS FOR THE OFFICIAL COMMITTEE
OF UNSECURED CREDITORS

Peter D. Wolfson
John A. Bicks
PRYOR, CASHMAN, SHERMAN & FLYNN
410 Park Avenue
New York, New York 10022
(212) 421-4100
ATTORNEYS FOR THE OFFICIAL COMMITTEE
OF EQUITY SECURITY HOLDERS

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

IN RE:                                 )
                                       )
I.C.H. CORPORATION,                    )             CASE NO. 395-36351
    a Delaware corporation, f/k/a      )                      (Chapter 11)
    Southwestern Life Corporation,     )
    f/k/a I.C.H. Corporation,          )
                                       )
SWL HOLDING CORPORATION,               )             CASE No. 395-36352
    a Delaware corporation, f/k/a      )                      (Chapter 11)
    Life Interests Corporation, and    )
                                       )
CARE FINANCIAL CORPORATION,            )             CASE NO. 395-36354
    a Delaware corporation, f/k/a      )                      (Chapter 11)
    Health Interests Corporation,      )
                                       )             JOINTLY ADMINISTERED
         DEBTORS.                      )             CASE NO. 395-36351-RCM-11
                                       )

FIRST NONMATERIAL MODIFICATION OF FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                        PAGE 1

                      FIRST NONMATERIAL MODIFICATION TO THE
                   FIRST AMENDED JOINT PLAN OF REORGANIZATION
                                UNDER CHAPTER 11


     This First Nonmaterial Modification to the First Amended Joint Plan of Reorganization (the "Modification") is filed by I.C.H. Corporation ("ICH"), Care Financial Corporation ("Care"), and SWL Holding Corporation ("SWL Holding") (collectively, the "Debtors"), the Official Committee of Unsecured Creditors (the "Creditors Committee"), and the Official Committee of Equity Security Holders (the "Equity Committee") (collectively, the "Plan Proponents") pursuant to Bankruptcy Code Section 1127(a) and Bankruptcy Rule 3019. Capitalized terms used in this Modification and not defined herein shall have their respective meanings set forth in the First Amended Joint Plan of Reorganization Under Chapter 11 (the "Joint Plan") or, if not defined in the Joint Plan, as defined in the Bankruptcy Code.

     1. On November 15, 1996, the Plan Proponents filed the Joint Plan with the Bankruptcy Court. On November 15, 1996, after notice and hearing, the Bankruptcy Court approved the First Amended Disclosure Statement for the First Amended Joint Plan of Reorganization and authorized the Plan Proponents to solicit votes with respect to the Joint Plan. Such solicitation is in progress at this time.

     2. The purpose of this Modification is to clarify the scope of the release to be provided to the Shaw Group on the Effective Date, so that the terms of the Joint Plan are reflective of and consistent with the announcement made by the Plan Proponents in open court on November 14, 1996. In addition, the
Modification makes a procedural change regarding the date for the filing of certain Joint Plan-related documents in advance of the Confirmation Hearing. The changes are not material and do not adversely change the

FIRST NONMATERIAL MODIFICATION OF FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                        PAGE 2
treatment of the claim of any creditor or the interest of any equity security holder whatsoever. As so modified, the Joint Plan continues to meet the requirements of Bankruptcy Code Sections 1122 and 1123.

     3. Section 10.3 of the Joint Plan is hereby modified by deleting (i) the first through fifteenth words and the twenty-third and twenty-fourth words of the first sentence and (ii) the fiftieth-eighth through seventy-second words of the second sentence. Therefore, such Section 10.3 is hereby amended and restated as follows:

     (e) RELEASES This Joint Plan resolves all disputes between the Debtors and the Released Entities. With respect to all claims that the Debtors ever had, now have, or may claim to have or hereafter have, or which the Debtors could have asserted or could assert, jointly or severally, including without limitation claims held in its corporate capacity and claims that third parties may assert derivatively on behalf of the Debtors absent bankruptcy, Confirmation of this Joint Plan releases each Released Entity from all such claims, counterclaims, demands, controversies, costs, contracts, debts, sums of money, accounts, reckonings, bonds, bills, damages, obligations, liabilities, objections, actions and causes of action of any nature, type or description, whether in law or in equity, in contract, tort, or otherwise, known or unknown, suspected or unsuspected, including claims for negligence, gross negligence, or otherwise. On the Effective Date, the Debtors shall be authorized to execute a general release in favor of the Released Entities consistent with this Section 10.3.

     4. Sections 1.99, 7.4(a), and 7.8 of the Joint Plan hereby modified by revising the phrase "ten (10) Business Days" to "five (5) Business Days" in each instance.

     5. In all other respects, the Joint Plan is unchanged.

     WHEREFORE, the Plan Proponents modify the Joint Plan as set forth above and request the Court to confirm the Joint Plan as so modified.

FIRST NONMATERIAL MODIFICATION OF FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                        PAGE 3

Respectfully submitted,
WINSTEAD SECHREST & MINICK P.C.
5400 Renaissance Tower
1201 Elm St.
Dallas, Texas  75270
(214) 745-5400


By  /s/ Daniel C. Stewart
    ---------------------
    Daniel C. Stewart, SBT #19206500
    Josiah M. Daniel, III, SBT # 05358500

ATTORNEYS FOR DEBTORS


GIBSON, DUNN & CRUTCHER
1717 Main Street, Suite 5400
Dallas, Texas  75201
(214) 698-3100


By  /s/ Michael A. Rosenthal
    ------------------------
    Michael A. Rosenthal, SBT #17281490
    I. Richared Levy, SBT #12265020

ATTORNEYS FOR THE OFFICIAL
COMMITTEE OF UNSECURED CREDITORS


PRYOR, CASHMAN, SHERMAN & FLYNN
410 Park Ave.
New York, New York  10022
(212) 326-0806


By  /s/ Peter D. Wolfson
    --------------------
    Peter D. Wolfson
    John A. Bicks

ATTORNEYS FOR THE OFFICIAL
COMMITTEE OF EQUITY SECURITY
HOLDERS


FIRST NONMATERIAL MODIFICATION OF FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                        PAGE 4

                             CERTIFICATE OF SERVICE

     I hereby certify that a true and correct copy of the foregoing document was served by U.S. Mail, postage prepaid, addressed to all persons identified on the attached Master Service List on this 20th day of January, 1997.

                                           /s/Josiah M. Daniel, III
                                           ------------------------
                                           One of Counsel


FIRST NONMATERIAL MODIFICATION OF FIRST AMENDED JOINT PLAN
OF REORGANIZATION UNDER CHAPTER 11                                        PAGE 5